AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 4, 1996, by and among U.S. IMAGING INC., a Texas corporation, ("USI"), REESE GENERAL TRUST, the stockholder of USI ("Stockholder"), U.S. DIAGNOSTIC LABS INC., a Delaware corporation ("USDL") and U.S.I. ACQUISITION, INC., a Texas corporation and a susidiary of USDL ("Acquisition").

                              W I T N E S S E T H:

         WHEREAS, USI is engaged in the business of operating diagnostic imaging centers in Houston and San Antonio, Texas; and

         WHEREAS, USDL is engaged, in part, in the business of acquiring, owning and operating diagnostic imaging centers and desires to acquire USI; and

         WHEREAS, Stockholder currently owns 100% of the outstanding capital stock of USI, consisting of 5,615 shares (the "Shares") of Common Stock, $01 par value (the "USI Stock");

         WHEREAS, in furtherance of the proposed transaction, it is proposed that USI merge with and into Acquisition (the "Merger"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of each of USDL, USI and Acquisition have determined that it is in the best interests of their respective stockholders for USI to merge into Acquisition upon the terms and subject to the conditions set forth herein (the "Merger"); and

         WHEREAS, each of the parties hereto have approved the Merger upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 PARTIES TO THE MERGER. The names of the corporations that are parties to the Merger, their forms, and the jurisdiction in which they are incorporated are as follows:

     NAME OF ENTITY                     FORM OF ENTITY                 STATE
     --------------                     --------------                 -----

     U.S. Imaging, Inc.                 Corporation                    Texas

     U.S. I. Acquisition, Inc.          Corporation                    Texas






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         1.02 SURVIVING CORPORATION. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 5.01 of the Texas Business Corporation Act (the "TBCA"), USI shall be merged with and into Acquisition as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI. Following the Merger, Acquisition shall continue as the surviving corporation (the "Surviving Corporation") under the name U.S. Imaging Inc. and shall continue its corporate existence under the laws of the State of Texas. At the Effective Date (as defined in Section 1.05) the separate existence of USI shall cease. The Surviving Corporation shall have all the rights, privileges, immunities and franchises of each of USI and the Surviving Corporation; and all property, real, personal and mixed, and all debts, liability and duties, and all other choses in action, and all and every other interest, of or belonging to or due to USI shall be taken and deemed to be vested in the Surviving Corporation without further act or deed. All employees and agents of USI immediately prior to the Effective Date shall be employees and agents of the Surviving Corporation after the Effective Date.

         1.03 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Date except for the change of the name to U.S. Imaging, Inc. until thereafter amended as provided by law.

         1.04 BY-LAWS. The By-Laws of Acquisition as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation immediately after the Effective Date until thereafter amended as provided by law.

         1.05 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Corporation immediately after the Effective Date shall be: L.E. Richey, M.D. President and Director; Jeffrey A. Goffman, Vice President, Chief Financial Officer and Director; and Michael D. Karsch, Vice President, Director and Secretary, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         1.06 PLACE AND TIME. The closing of the Merger (the "Closing") shall take place on June 4, 1996 at 10:00 A.M, or at such other date and time as the parties may agree in writing. The Surviving Corporation and Acquisition shall cause a Certificate of Merger to be filed in accordance with the provisions of
Section 5.04 of the TBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective. The Merger shall become effective upon the acceptance for filing by the Secretary of State of Texas of the Certificate of Merger. The date and time when the Merger shall become effective is herein referred to as the "Effective Date." The Closing will be deemed to have occurred for accounting and other purposes at the close of business on January 1, 1996.

         1.07 CONVERSION OF USI COMMON STOCK. (a) At the Effective Date, all shares of USI Stock held by Stockholder issued and outstanding immediately prior to the Effective Date, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive 1,671,000 shares of USDL Common Stock and $7,000,000 of cash. The USDL Common Stock and cash issued pursuant to this Section 1.06 is herein referred to as the "Merger Consideration."


         (b) Stockholder shall be required to surrender the certificate or certificates which immediately prior to the Effective Date represented USI Stock to the Surviving Corporation for


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cancellation and receive in exchange therefor the Merger Consideration. Until the Stockholder has surrendered such certificate, certificates representing USI Stock shall represent soley the right of such Stockholder to receive the Merger Consideration.

         1.08 TAKING OF NECESSARY ACTION; FURTHER ACTION. The Surviving Corporation, USDL and the Stockholder, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as practicable, subject to the terms of this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of USI, the officers and directors of the Surviving Corporation and USDL are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

         1.09 ESCROW OF USDL COMMON STOCK. Of the Merger Consideration, 671,000 shares of USDL Common Stock shall be held in escrow and may be released if certain earnings targets are met, as described in the escrow agreement in the form attached hereto as Exhibit "B" (the "Escrow Agreement").

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF USI AND STOCKHOLDERS

         Each of USI and the Stockholder, hereby represents, covenants and warrants to USDL as follows:

         2.01. ORGANIZATION; GOOD STANDING. USI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the charter documents of USI attached hereto as Schedule 2.01 are complete and correct copies of such instruments as presently in effect.

         2.02. CAPITALIZATION; SUBSIDIARIES. (a) The authorized capital stock of USI consists of 100,000 shares of common stock, $.01 par value, of which 5,615 shares are outstanding. All issued and outstanding shares of capital stock of USI are duly and validly authorized, issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for USI's capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of USI or securities convertible into or exchangeable for capital stock of USI; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the USI, any such convertible or exchangeable securities or any such options, warrants or rights. The Stockholder owns the USI Stock free and clear of all liens, security interests and encumbrances and upon delivery of the certificates in accordance with this agreement, USDL will receive good and marketable title to the USI Stock, free and clear of all security interests, liens and encumbrances.

         (b) USI does not own any capital stock or other equity securities of any corporation, partnership, or other entity or any rights to acquire any equity or ownership interest in any business other than the companies listed on
Schedule 2.02 (the "Subsidiaries"). All references herein to USI shall also refer to the Subsidiaries.

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
         2.03. AUTHORIZATION, ETC. USI has full corporate power and authority, and Stockholder has full power and authority, to enter into this Agreement and to carry out the transactions contemplated hereby. USI has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of USI and Stockholder enforceable in accordance with its terms.

         2.04. NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of USI, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of USI or Stockholder under, any agreement or commitment to which USI or Stockholder are a party or by which USI or Stockholder are bound, or to which the property of USI or Stockholder is subject, or to the best knowledge of stockholder, violate any statute or law of any judgment, decree, order, regulation or rule of any court or governmental authority.

         2.05. FINANCIAL STATEMENTS. USI has heretofore delivered to USDL unaudited financial statements as of and for the years ended December 31, 1994 and 1995 as of and for the four months ended April 30, 1996 (the "Financial Statements"). Such Financial Statements fairly present the assets, liabilities, financial condition and results of operations of the USI as at the respective dates thereof, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject to normal year-end and/or audit adjustments.

         2.06. NO UNDISCLOSED LIABILITIES; ETC. To the best knowledge of Stockholder, USI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         2.07. ACCOUNTS RECEIVABLE. All accounts receivable of USI, whether reflected in the Financial Statements or otherwise, represent revenues actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated consistent with part practice).

         2.08. ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 2.08, since the date of the Financial Statements, USI has not taken or agreed to take any of the following actions:

         (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

         (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $10,000 (counting obligations or liabilities arising from one

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transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

         (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Financial Statements;

         (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

         (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of USI;

         (f) Cancelled any debts, waived any claims or rights or substantial value or accepted a purchase order, quotation, arrangement or understanding for future sale of services of USI which will not result in a profit to USI;

         (g) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

         (h) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

         (i) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock or other securities of USI;

         (j) Made any change in any method of accounting or accounting practice; or

         (k) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors.

         2.09. LITIGATION. Except as set forth in Schedule 2.09, there is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving USI or Stockholder, or which questions or challenges the validity of this Agreement or any action taken or to be taken by USI or Stockholder pursuant to this Agreement or in connection with the

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transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. To the best knowledge of USI and Stockholder, USI is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. USI is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is USI required to take any action in order to avoid such violation or default. USI is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

         2.10. TITLE TO PROPERTIES; ENCUMBRANCES. USI has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), (except such properties and assets as are held pursuant to leases or licenses described in Schedule 2.10) free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ("Encumbrances")(except as may be described in such Schedule 2.10).

         2.11. CONTRACTS AND COMMITMENTS. Schedule 2.11 contains a true, complete and accurate list of all contracts, agreements instruments, leases, licenses, arrangements, or understandings (whether written or oral) to which USI is a party or by which any of its assets or properties are bound. USI has furnished to USDL (a) true and correct copies of all contracts, agreements and instruments referred to in Schedule 2.11; (b) true and correct copies of all leases and licenses referred to in Schedule 2.10; and (c) true and correct written descriptions of all supply, distribution, agency financing, or other arrangements or understandings referred in Schedule 2.11. All contracts, agreements, plans, leases, policies and licenses referred to in Schedule 2.11 are valid and in full force and effect, and true copies thereof have been heretofore made available to USDL. Except as set forth in such Schedule 2.11:

         (a) USI has no agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

         (b) No purchase contracts or commitments of USI continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

         (c) USI has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

         (d) USI has no employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

         (e) USI has no collective bargaining or union contracts or agreements;

         (f) USI is not in default, nor is there any basis for any valid claim of default, under any contract made or obligation owed by it;

         (g) USI has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

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         (h) USI have no outstanding loan to any person; and

         (i) USI has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect to the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         2.12. FACILITIES. To the knowledge of Stockholder, the facilities and equipment of USI are structurally sound with no defects and are in good operating conditions and repair and are adequate for the uses to which they are being put; and none of such facility or equipment are in need of maintenance and repairs which are not material in nature or cost. USI has not received any notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance of regulation in respect of its plants or structures of their operations and no such violation exists. There are no laws, statutes or ordinances, or building or use restrictions applicable to the building, structures and appurtenances owned or leased by USI which might prohibit or impair the uses presently being made thereof.

         2.13. LEASES. Schedule 2.13 contains an accurate and complete list of the terms of all leases pursuant to which USI leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by USI thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence are being delivered to USDL simultaneously with the execution thereof.

         2.14. TAXES. USI has delivered to USDL true, complete and correct copies of, and Schedule 2.14 lists, all of the tax returns filed by USI since January 1, 1993 (the "Tax Returns"). USI has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); the reserves for taxes reflected in the Financial Statements are adequate; and there are no tax liens upon any property or assets of USI except liens for current taxes not yet due. No state of facts exists or has existed which would constitute ground for the assessment of any tax liability by the Internal Revenue Service. All Tax Returns filed by USI are true, correct and complete. All taxes that USI is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person. There is no claim, audit, action, suit, proceeding or investigation with respect to taxes due or claimed to be due from USI or any Tax Return filed or required to be filed by USI pending or threatened against or with respect to USI.

         2.15. INSURANCE. Schedule 2.15 contains an accurate and complete list of all material policies of fire, liability (including malpractice), workmen's compensation and other forms of insurance owned or held by USI. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such

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policies are sufficient for compliance with all requirements of law and all agreements to which USI is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the business, assets and operations of USI; will, except as set forth in Schedule 2.15, remain in full force and effect through the respective dates set forth in Schedule 2.15 without the payment of additional premiums; and will not in any way be affected by or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.15 identifies all risks which USI has designated as being self insured. USI has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

         2.16. LABOR DIFFICULTIES. (a) USI is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against USI pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting USI; (d) no representation question exists respecting the employees of USI; (e) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; and
(f) USI has never experienced any work stoppage or other labor difficulty.

         2.17. EMPLOYEE BENEFIT PLANS. Schedule 2.17 sets forth a complete and accurate list of all of its current or former employees are covered by, bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option or any other fringe benefit plans, arrangement or practice, including standard health insurance, and all other employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal (collectively, the "Plans"). Schedule 2.17 contains an accurate and complete deUSIiption of, and sets forth the annual amount payable pursuant to, each of those Plans. USI has performed and complied with all of its obligations under or with respect to such Plans and such Plans have operated in accordance with their terms. USI has no commitment, whether formal or informal and whether legally binding or not, to create any additional Plan.

         2.18. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHERS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. No consent of any other person is necessary to the consummation of the transactions contemplated hereby.

         2.19. COMPLIANCE WITH LAW. The operations of USI have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over USI, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters. USI has not received any notification of any asserted present or past failure by USI to comply with such laws, rules or regulations.

         2.20. ENVIRONMENTAL PROTECTION. To the best knowledge of Stockholder, USI has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic

                                       -8-
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materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. USI is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. USI is not aware of, nor has USI received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

         2.21. BROKERS AND FINDERS. Neither Stockholder nor USI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.22. PERSONNEL. Schedule 2.22 sets forth a true and complete list of the names and current salaries of all salaried employees and the wage rates for non-salaried and non-executive salaried employees of USI by classification.

         2.23. MALPRACTICE LIABILITY. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving USI relating to any service performed by USI or any of its employees and alleged to have resulted in any medical malpractice, nor is there any valid basis for any such action, proceeding or investigation.

         2.24 REFERRALS. USI has previously provided to USDL a list of the fifty
(50) largest referral sources since January 1, 1995. Since that date, there has been no material change in the pattern of referrals from USI's twenty-five (25) largest referral sources, and to its knowledge, no referral source has established a competing diagnostic imaging facility since that date.

         2.25. DISCLOSURE. No representations or warranties made by USI in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by USI to USDL or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF USDL

         USDL represents and warrants to USI and Stockholders as follows:


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         3.01. CORPORATE ORGANIZATION; ETC. USDL and Acquisition is each a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

         3.02. AUTHORIZATION, ETC. USDL has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. USDL has taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of USDL and Acquisition enforceable in accordance with its terms. The USDL Common Stock has been duly authorized, and when issued in accordance with this agreement, will be validly issued, fully paid and nonassessable.

         3.03. NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or By-Laws of USDL, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which USDL is a party or by which USDL is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.04. FINANCIAL STATEMENTS. USDL has delivered to Seller copies of its Annual Report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-QSB for the three months ended March 31, 1996 (the "Reports"). The Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements in such Reports, together with the notes thereto, present fairly the financial position of USDL as of the respective dates indicated and the results of operations, changes in stockholders' equity (to the extent included in the Reports) and statements of cash flow of USDL for the respective periods indicated in the Reports and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

         3.05 ABSENCE OF MATERIAL CHANGE. Subsequent to March 31, 1996, except as disclosed in the Reports, USDL has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of USDL, and there has not been any incurrence of short-term or long-term debt by USDL or any material adverse change in its condition (financial or other), net worth, results of operations, business or properties.

         3.06 LICENSES AND PERMITS. USDL has sufficient licenses, permits and other governmental authorizations as are required for the conduct of its business or the ownership of its properties and is in all material respects complying therewith except where the failure to obtain or comply with such permits would not have a material adversely affect the financial condition, results of operations, business or properties of USDL.

         3.07. LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving USDL or USDL, or which questions or challenges the validity of this Agreement or any action taken or to be taken by USDL or USDL pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation.

         3.08 NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictin of any government, government agency or court to which USDL is subject or any provision of its certificate of incorporation or bylaws.

                                   ARTICLE IV

                        COVENANTS OF USI AND STOCKHOLDER

         USI and Stockholder hereby covenant and agree with USDL:

         4.01. CONSENTS. USI will obtain, prior to the Closing, all consents necessary, in the opinion of USDL's counsel, to the consummation of the transactions contemplated hereby, including, without limitation, (i) the consent of each person holding a mortgage or lien on real property or personal property, owned or leased by USI, to the Merger; (ii) the consent of each lessor of real or personal property leased by USI to the assignment of the lessee's interest under the lease of such property to USDL; and (iii) use its best efforts to assist USDL in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Merger. All such consents will be in writing and executed counterparts thereof will be delivered to USDL prior to the Closing.

         4.02. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Stockholder and USI will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule made pursuant to this Section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless USDL specifically agrees thereto in writing. If USDL expressly agrees in writing to any supplement or amendment to any such Schedule, then, the sole existence of any such express amendment or supplement will not be a basis for USDL's refusing to close the transaction contemplated by this Agreement.

         4.03. OTHER TRANSACTIONS. Neither USI nor Stockholder shall enter into any discussions concerning, or approve or recommend any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this Agreement), acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of USI to any party in connection with any USI transaction involving the acquisition of USI or all or any substantial part of its assets by any person other than USDL.

         4.04. REMEDIES. That in the event of the breach or threatened breach by USI or Stockholder of any of the terms and conditions of this Agreement, then USDL shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction either in law or equity, for such relief as it deems appropriate including, without limiting the generality of the foregoing proceedings, to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by USI or Stockholder or to enjoin them from performing services for any other person, firm or corporation; in any such action, USDL is successful in whole or in part, USDL shall further, as an element of USDL's damages, be liable for the attorney's fees of USDL in the prosecution of such action or proceeding.

                                    ARTICLE V

                CONDITIONS TO USI'S AND STOCKHOLDER'S OBLIGATIONS

         Each and every obligation of USI and Stockholder under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by USI and Stockholder:

         5.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of USDL contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.02. PERFORMANCE. USDL shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         5.03. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         5.04 ITEMS TO BE DELIVERED AT CLOSING BY USDL. At the Closing, USDL shall deliver to Stockholder the Payment and the USDL Common Stock.

         5.05. OPINION OF USDL'S COUNSEL. USDL shall have delivered to USI and Stockholder an opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to USDL, dated as of the Closing Date, in form and substance reasonably satisfactory to USI, to the effect that:

         (a) USDL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) USDL has the power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and USDLhas full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

         (c) all action by USDL required in order to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by USDL; and

         (d) USDL Common Stock has been duly authorized, and when issued in accordance with this agreement, will be validly issued, fully paid and nonassessable.

         5.06 RADIOLOGY AGREEMENTS. USDL shall have entered into ten year exclusive radiology and practice management agreement with U.S. Imaging Professional Associates PLLC, d/b/a as L.E. Richey & Associates in the form of Exhibit "C" hereto.

                                   ARTICLE VI

                        CONDITIONS TO USDL'S OBLIGATIONS

         Each and every obligation of USDL under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by USDL:

         6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article II hereof, the Schedules and in all certificates and other documents delivered and to be delivered by USI and Stockholder pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         6.02. PERFORMANCE. USI and Stockholder shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         6.03. INVESTIGATIONS; ETC. No investigation of USI and Stockholder by USDL, nor the Schedules or any supplement thereto nor any other document delivered to USDL as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of USDL, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of USI.

         6.04. APPROVALS. All consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         6.05. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.06. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which USDL deems unacceptable in its sole discretion.

         6.07. MATERIAL CHANGE. From the date of the Financial Statements to the Closing Date, USI shall not have suffered any adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations that would result in a twenty percent (20.0%) reduction in its gross revenues.

         6.08. OPINION OF USI COUNSEL. USI and Stockholder shall have delivered to USDL an opinion of Harley & Peck, counsel to USI and Stockholder, dated as of the Closing Date, in form and substance satisfactory to USDL, to the effect that:

         (a) USI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; USI has the power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and USI each has corporate power, and Stockholder, has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

         (b) the authorized capital stock of USI consists of 100,000 shares of common stock, of which 5,615 shares are outstanding. All issued and outstanding shares of capital stock of USI are duly and validly authorized, issued, fully paid and nonassessable; and there are no outstanding options, warrants or other rights to purchase or acquire any capital stock of USI;

         (c) Stockholder has complete and unrestricted power to sell, convey, assign, transfer and deliver to USDL the USI Stock; the delivery of certificates representing the USI Stock to USDL and the performance by USI, Stockholder and USDL under this Agreement will result in USDL being the record and beneficial owner of the USI Stock free and clear of all security interests, liens and encumbrances;

         (d) all action by USI required in order to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by USI and Stockholder and is the valid and binding obligation of USI and Stockholder enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

         (e) neither the execution and delivery of this Agreement by USI and Stockholder nor the consummation of the transactions contemplated hereby will violate the charter documents of USI, or will violate, conflict with, or constitute a default under, or cause the acceleration of maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of USI under, any contract, commitment, agreement, trust, understanding, arrangement or restriction of any kind to which USI is a party or by which USI is bound or to the best of such counsel's knowledge, violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority;

         (f) to such counsel's knowledge, USI is not engaged in or threatened with any legal action or other proceeding or has incurred or been charged with or is under investigation with respect to any violation of any federal, state or local law or administrative regulation which if adversely determined might adversely affect or impair the condition, financial or otherwise, of USI; and

         (g) no consent of any governmental body, nor of any other person, is required for the consummation by USI of the transactions contemplated hereby, except consents the need for which is disclosed in any of the Schedules attached hereto, all of which have been duly and validly obtained.

         6.09. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, USI and Stockholder shall deliver to USDL:

         (i) Certificates representing the USI Stock;

         (ii) Certificate of USI and Stockholder that the representations and warranties contained in Article 2 this Agreement are true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times; and

         (iii) Good Standing certificate including tax status dated within ten days prior to the Closing Date from the Secretary of State of Texas for USI.

                                   ARTICLE VII

              CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING

         Pending the Closing and except as otherwise expressly consented to or approved by USDL in writing:

         7.01. CONDUCT OF BUSINESS. USI will carry on its business diligently and substantially in the same manner as heretofore conducted, so that at the Closing no representation or warranty of USI will be inaccurate, and no covenant or agreement of USI will be breached. Except as otherwise required by USDL in writing, until the Closing, USI will use its best efforts to preserve its business, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of USI, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. Until the Closing, USI will conduct its business and operations in all respects only in the ordinary course.

         7.02. AMENDMENTS. No change or amendment shall be made in the charter documents of USI.

         7.03. CAPITAL CHANGES; DIVIDENDS REDEMPTIONS. USI will not issue or sell any additional shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such shares or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         7.04. SUBSIDIARIES. USI will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation, partnership, or other entity or acquire any equity or ownership interest in any business.

         7.05. ACCESS TO INFORMATION. USI shall give to USDL's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of USI for the purpose of making such investigation of USI as USDL shall desire to make, provided that such investigation shall not unreasonably interfere with USI's business operations. Furthermore, USI shall furnish to USDL all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as USDL shall from time to time reasonably request and shall permit USDL and its agents to make such physical inventories and inspections of the Assets as USDL may request from time to time.

         7.06.    CERTAIN CHANGES.  USI will not:

         (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

         (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements;

         (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

         (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

         (e) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable;

         (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

         (g) Grant any general increase in the compensation of its officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employees;

         (h) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, Stockholder, officers or any affiliates;

         (j) Agree, whether in writing or otherwise, to do any of the foregoing.

         7.07. CONTRACTS. No contract or commitment will be entered into, and no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of USI, except (i) normal contracts or commitments for the purchase of, and normal purchases of, inventory or supplies, made in the ordinary course of business an consistent with past practice, and (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $10,000 in the aggregate.

         7.08. INSURANCE; PROPERTY. USI shall adequately insure all property, real, personal and mixed, owned or leased by USI, against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

         7.09. NO DEFAULT. USI shall not do any act or omit to do any act, or permit any action or omission to act, which will cause a breach of any material contract or commitment of USI or which would cause the breach of any warranty made hereunder.

         7.10. COMPLIANCE WITH LAWS. USI shall duly comply with all laws applicable to it and its properties, operations, business and employees.

         7.11. MATERIAL DEVELOPMENTS. USI shall promptly notify USDL of the occurrence of any and all events which have, or may have, a material effect upon the business, or financial condition of USI.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.01. INVESTIGATIONS; SURVIVAL OF WARRANTIES. All representations, warranties and agreements of USI, Stockholder and USDL contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing and continue in full force and effect for a period of one year thereafter (unless the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the Effective Date).

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.01. METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

         (a) By mutual and joint consent of USDL and the Stockholder; or

         (b) By USDL, (A) at any time if the representations and warranties of USI or Stockholder contained in Article III hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to USI and Stockholder given at any time prior to the Closing Date if all of the conditions precedent to the obligations of USDL set forth in this Agreement are not fulfilled; or

         (c) By a majority of the Stockholder, (A) at any time if the representations and warranties of USDL contained in this Agreement were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to USDL given at any time prior to the Closing Date if all of the conditions precedent to the obligations of USI set forth in this Agreement are not fulfilled.

         9.02. PROCEDURE UPON TERMINATION. In the event of termination and abandonment by USDL pursuant to Section 9.01 hereof, notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by USDL or Stockholder. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

         (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with
Section 2.03 hereof; and

         (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a), (b) and
(c) of this Section 9.02, PROVIDED, HOWEVER, that if such termination and/or abandonment is a result of the failure of any condition set forth in Article VI hereof, USDL shall be entitled to recover from Stockholder all out-of-pocket costs which USDL has incurred (including reasonable attorney's fees and expenses).

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01. INDEMNIFICATION BY STOCKHOLDER. In the event that the transactions contemplated by this Agreement are consummated, Stockholder shall indemnify USDL and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for: (i) all its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of Stockholder or USI under this Agreement;
(ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against USDL that relate to USI or their businesses in which the principal event giving rise thereto occurred before the Closing Date or which result from or arise out of any action or inaction before the Closing Date of Stockholder, USI or any employee, agent, representative or subcontractor of USI; and (iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that USDL is not entitled to indemnification then USDL shall not be entitled to recover its legal fees with respect to such claim from Stockholder.

         10.02. INDEMNIFICATION BY USDL. In the event that the transactions contemplated by this Agreement are consummated, USDL shall indemnify Stockholder and hold it harmless from, against and in respect of and shall on demand reimburse Stockholder for: (i) all its losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of USDL under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Stockholder that relate to USDL or the business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of USDL or any officer, employee, agent, representative or subcontractor of USDL; and (iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that Stockholder is not entitled to indemnification then Stockholder shall not be entitled to recover its legal fees with respect to such claim from USDL.

         10.03. PROCEDURES FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 10.01 or 10.02 of notice of the commencement of any action for which indemnification may be available under Section 10.01 or
10.02 such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying part of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         10.04. SATISFACTION OF INDEMNIFICATION CLAIMS. All indemnification obligations pursuant to Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined.

         10.05 LIMITATION ON CLAIMS. All claims for indemnification under this
Article X must be brought within two (2) years of the Closing Date.


                                   ARTICLE XI

                              RESTRICTIVE COVENANTS

          In consideration of USDL's purchase of the USI Stock and USDL's payment of the Purchase Price, a portion of which is allocated to the covenants included in this Article XI in accordance with this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder (and its affiliates, including L.E.
Richey, M.D.) covenants and agrees with USDL as follows:

         11.01. NON-COMPETITION. Stockholder agrees that for a period of ten
(10) years following the Closing Date, he will not, directly or indirectly, become or remain interested in, associated with, employed by, an owner, officer, director, partner, shareholder, employee, agent, advisor or consultant in or indebted to (other than as a recipient of service provided by any person, firm, corporation, association, entity or organization) any person, firm, corporation, association, entity or organization (collectively "Organization") (other than USDL or its affiliates), that is engaged in the operation of diagnostic imaging facilities or any other business similar to that of the businesses of USDL and/or any of USDL's affiliates, that is operating in any form, manner or fashion, directly or indirectly, within a radius of fifty (50) miles from USI's current facilities. Stockholder acknowledge that a violation of this covenant will cause irreparable injury to USDL and its affiliates.

         11.02. NONSOLICITATION OF CUSTOMERS OR CLIENTS. Notwithstanding any other provisions hereof, Stockholder shall not, for a period of ten (10) years following the Closing Date, at any time or in any manner, either directly or indirectly, for her own behalf or for or on behalf of any Organization (other than USDL or its affiliates), solicit or attempt to solicit any business similar to the Businesses from any customers or clients of the USI and/or USDL (as of the date of Closing). A "customer" or "client" shall mean any Organization with which any of the foregoing have dealt or provided products or services to.

         11.03. NONSOLICITATION OF EMPLOYEES. Notwithstanding any other provision of this Agreement, each Stockholder shall not for a period of ten (10) years following the Closing Date, either on his own behalf or for or on behalf of any Organization (other than USDL or its affiliates), directly or indirectly, solicit, divert or otherwise encourage or attempt to solicit, divert or otherwise encourage employees or agents of USI, USDL and/or any of their affiliates to enter into any employment, consulting or advisory arrangement or contract with or to perform any services for or on behalf of any Organization (other than USDL and/or any of its affiliates), or to enter into any kind of business, including without limitation any business similar to either of the Businesses.

         11.04. REASONABLENESS. Stockholder has carefully read and considered the provisions of this Article XI and, having done so, agrees that the restrictions set forth herein (including without limitation, the time period of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interests of USDL and its affiliates and to prevent irreparable harm to the foregoing.

         11.05. INJUNCTIVE RELIEF. The parties agree that the covenants of Stockholder herein are material parts of the consideration received by USDL for entering into this Agreement and purchasing the USI Stock and that any breach of this Article XI by any Stockholder will result in irreparable injury to USDL and/or its affiliates. For that reason and because the actual damages that might be sustained by USDL and/or its affiliates might be difficult, if not impossible, to ascertain and may not be adequate to redress any injuries, USDL and/or its affiliates shall, in addition to any and all other remedies provided by law or otherwise, be entitled to an injunction to prevent a breach or contemplated breach of any covenant of Stockholder contained in this Article XI.

         11.06. SEVERABILITY. Each of the covenants in this Article XI is independent and severable. Each such covenant shall remain in full force and effect regardless of the enforceability of any other covenant herein, or of the breach thereof by either party. If it shall be determined at any time by any court of competent jurisdiction that any provision of this Article XI or any portion thereof is unenforceable, or that any provision relating to the time period or area of restriction exceeds the maximum time period or areas such court deems reasonable, then such portions as shall have been determined to be unreasonably restrictive or unenforceable or to exceed the maximum reasonable time period or area of restriction shall thereupon be deemed to be so amended as to make such restrictions reasonable in the determination of such court or to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable and the provision, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made prior to the date of any alleged breach of such provision.

                                  ARTICLE XIII

                                OTHER AGREEMENTS

         12.01 MEETINGS. L.E. Richey ("Richey") shall have the right to attend all meetings of the Board of Directors of USDL in a nonvoting capacity. In addition, Richey shall be elected to USDL's Medical Advisory Board promptly after the Closing Date.

         12.02 REGISTRATION RIGHTS. (a) Prior to the first anniverary of the Closing Date, the Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act covering USDL Common Stock issued pursuant to this Agreement (the "Registrable Securities") and shall use its best efforts to cause such registration statement to become effective.

          USDL shall be entitled to postpone the filing of any registration statement pursuant to this Section 12.02 otherwise required to be prepared and filed by it; (i) if the Chairman of the Company certifies to the holders requesting such registration that the Company is engaged in, or plans to engage within 60 days in, a registered public offering (including a registration statement on Form S-4); or (ii) such other circumstances exist as shall, in the reasonable judgment of the Company's Board of Directors, certified by the President of the Company to the Stockholders requesting such registration, make a public offering of the Company's securities impracticable (provided that the Company may postpone the filing of a registration statement pursuant to this paragraph (a) not more than once in any calendar year and for a period not to exceed 60 days). In the event of such postponement, the Company shall be required, upon the request of Stockholders initially seeking such registration, to file the registration statement pursuant to this paragraph as soon as practicable after the termination or consummation of any of the events set forth above.

         (b) For a period of two years commencing six months from the Closing Date, USDL shall advise the Stockholder of the Registrable Securities by written notice at least twenty (20) days prior to the filing of any new registration statement under the Act covering securities of USDL and will during such period, upon the request of the Stockholder, include in any such registration statement such information as may be required to permit a public offering of the Registrable Securities, provided however, if such registration statement relates to an underwritten public offering, then the Registrable Securities may not be included therein if in the good faith judgement of the managing underwriter, the inclusion of the Registrable Securities would reduce the number of shares to be offered by USDL or interfere with the successful marketing of the shares of stock offered by USDL. Such Stockholder shall furnish information and indemnification as set forth below, except that the maximum amount which may be recovered from the Stockholder shall be limited to the amount of proceeds received by the Stockholder from the sale of the Registrable Securities. Notwithstanding the foregoing, USDL shall not be required to register any Registrable Securities if such securities are eligible for sale pursuant to Rule 144(k) under the Act.

         (c) The following provisions shall also be applicable to any registration under Section 11.02:

         (i) Following the effective date of such registration, USDL shall upon the request of any owner of Registrable Securities forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit Stockholder to make a public offering of all Registrable Securities from time to time offered or sold to Stockholder, provided that Stockholder shall from time to time furnish USDL with such appropriate information (relating to the intentions of Stockholder) in connection therewith as USDL shall request in writing. USDL shall also use its reasonable best efforts to qualify the Registrable Securities for sale in such states as Stockholder shall reasonably designate.

         (ii) USDL shall bear the costs and expense of any registration of securities initiated by it under this Section 11.02. Stockholder shall, however, bear the fees of his own counsel and any underwriting discounts or commissions applicable to the Registrable Securities sold by him pursuant thereto.

         (iii) USDL shall indemnify and hold harmless Stockholder and each underwriter, within the meaning of the Act, who may purchase from or sell for Stockholder any Registrable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of paragraph (a) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to USDL by such Stockholder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; PROVIDED, HOWEVER, that USDL shall not be obliged so to indemnify the Stockholder or any such underwriter or controlling person unless Stockholder or underwriter (if applicable), shall at the same time indemnify USDL, its directors, each officer signing the related registration statement and each person, if any, who controls USDL within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of paragraph (a) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to USDL by any such Stockholder or underwriter expressly for use therein.

         12.03 PUT RIGHT. If on the date that the Registration Statement filed pursuant to Section 12.02(a) is declared effective by the SEC, the last sale price for the USDL Common Stock on the Nasdaq National Market for the five (5) preceeding trading days has not averaged at least $7.00 per share, then Stockholder shall have the right to put up to 1,000,000 shares of USDL Common Stock received in the Merger back to USDL for $7.00 per share in cash. Such right must be exercised by Stockholder in writing within ten (10) business days after USDL informs Stockholder in writing of the effectiveness of such registration statement.

         12.04 EXPENSE REIMBURSEMENT. Richey shall be paid $3,000 per month from USDL for general expenses in addition to reimbursement for out-of-pocket expenses.

         12.05 VOTING PROXY. Stockholder hereby grants to Jeffrey A. Goffman, Chairman of the Board of USDL, an irrevocable proxy to vote the shares of USDL Common Stock owned by Stockholder in in the election of directors of USDL and in any vote involving proposed changes of control, mergers and other similar extraordinary transactions. Such proxy shall have a term of three years, but shall automatically terminate upon the sale of such shares by Stockholder to an unaffiliated third party.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         13.01. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of Stockholder and USDL at any time prior to the Effective Date with respect to any of the terms contained herein.

         13.02. WAIVER OF COMPLIANCE. Any failure of USI and Stockholder, on the one hand, or USDL, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of USDL or the Stockholder, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.03. EXPENSES; TRANSFER TAXES, ETC. Whether or not the transactions contemplated by this Agreement shall be consummated, Stockholder agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by them and USDL agrees, that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to USI or USDL, all fees of counsel and accountants. Stockholder agree that they will pay all transfer or other taxes which may be payable in connection with the transactions contemplated by this Agreement.

         13.04. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery:

                           (a)      If to Stockholder, to:

                                    L.E. Richey, M.D.
                                    14835 Southwest Freeway
                                    Sugarland, Texas  77478

                                    with a copy to:

                                    Lewis Harley, Esq.
                                    Harley & Peck
                                    5100 Westheimer Road
                                    Houston, Texas 77056
                                    Fax:  (713) 626-0412

or to such other person or address as or Stockholder shall furnish to USDL in writing.

                           (b)      If to USDL, to:

                                    Jeffrey A. Goffman, Chairman
                                    U.S. Diagnostic Labs Inc.
                                    777 South Flagler Drive
                                    West Tower Suite 1006
                                    West Palm Beach, Florida 33401
                                    Fax:  (407) 833-8391

                                    with a copy to:

                                    Michael D. Karsch, Esq.
                                    Bachner, Tally, Polevoy & Misher
                                    380 Madison Avenue
                                    New York, New York  10017
                                    Fax:  (212) 682-5729
or to such other person or address as USDL shall furnish to USI in writing.

         13.05. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by USI or Stockholder without the prior written consent of USDL.

         13.06. PUBLICITY. Neither Stockholder, USI nor USDL shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         13.07. GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law doctrine.

         13.08. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.09. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         13.10. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto; and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13.11. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.12. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this

Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         13.13 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also the refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         13.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         13.15 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                          U.S. DIAGNOSTIC LABS INC.

                                          By: /s/ Jeffrey A. Goffman
                                              ----------------------------
                                              Jeffrey A. Goffman, Chairman


                                          U.S. IMAGING INC.

                                          By: /s/ L.E.. Richey, M.D.
                                              ----------------------------
                                              L.E. Richey, M.D., President


                                          STOCKHOLDER

                                          REESE GENERAL TRUST0
 .

                                          By: /s/ Lisa Brackett
                                              ----------------------------
                                              Lisa Brackett, Trustee